Exhibit 15.1

Consent of Independent Registered Public Accounting

Firm

Board of Directors
ABB Ltd

We consent to

the incorporation by reference in the registration statements on

Form S-8 (Registration Nos.
333-237353, 333-190180, 333-181583, 333-179472,

333-171971, 333-129271) of ABB Ltd and on Form F-3 of
ABB Ltd and ABB Finance (USA) Inc. (Registration

Nos. 333-223907-01 and 333-223907) of our reports dated
February 25, 2021, with respect to the consolidated balance

sheets of ABB Ltd as of December 31, 2020 and 2019,
the related consolidated income statements, statements of comprehensive income, cash flows and changes in
stockholders’ equity for each of the years in the three-year period ended December 31, 2020, and the related notes
(collectively, the

consolidated financial statements), and the effectiveness of internal control over financial reporting
as of December 31, 2020, which reports appear in the December

31, 2020, annual report on Form 20-F of ABB Ltd.
Our report on the consolidated financial statements refers

to a change in the accounting method for leases in
2019 due to the adoption of Accounting Standard Codification

(ASC), 842 Leases.

/s/ KPMG AG

Zurich, Switzerland
February 25, 2021